Registration No. 333-_________


 As filed with the Securities and Exchange Commission on January 9, 1998

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

                Kentucky                         61 - 1174555
    (State or other jurisdiction of            (I.R.S. Employer
     incorporation or organization)          Identification No.)

          220 West Main Street                      40232
             P.O. Box 32030                       (Zip Code)
             Louisville, KY
         (Address of principal
           executive offices)

                      LG&E ENERGY CORP. SAVINGS PLAN
                                   and
 401(K) SAVINGS PLAN FOR EMPLOYEES OF LOUISVILLE GAS AND ELECTRIC COMPANY
                WHO ARE REPRESENTED BY LOCAL 2100 OF IBEW
                        (Full title of the plans)

                              John R. McCall
                        Executive Vice President,
                 General Counsel and Corporate Secretary
                            LG&E Energy Corp.
                           220 West Main Street
                              P.O. Box 32030
                          Louisville, KY  40232
                              (502) 627-3665
                   (Name, address and telephone number,
                including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                 Proposed
       Title of                  Maximum      Proposed
      securities     Amount      offering     maximum     Amount of
        to be        to be        price      aggregate   registration
      registered   registered   per share  offering price    fee

    Common Stock,  2,000,000   $23.9375 (3) $47,875,000   $14,123.13
  without par value  shares
      per share      (1)(2)

(1) In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) 1,000,000 shares are being registered on behalf of each of the LG&E Energy Corp. Savings Plan and the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company who are Represented by Local 2100 of the IBEW.

(3) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange Composite Transactions for January 6, 1998.
                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

(ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and
       September 30, 1997;

(iii)  Exhibit 99.02 to the Registrant's Annual Report on Form
       10-K for the fiscal year ended December 31, 1996, which contains a description of the Registrant's common stock;

(iv) the Registrant's Current Reports on Form 8-K dated January 6, 1997, February 10, 1997, February 14, 1997, February 25, 1997, March 20, 1997, April 28, 1997, May
       20, 1997, May 30, 1997, September 9, 1997, September 22,
       1997, October 14, 1997 and December 19, 1997; and

(v)    Registrant's Proxy Statement dated August 22, 1997.

All documents filed by the Registrant or the plans pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5.  Experts

The financial statements and schedules of the Registrant included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6.  Indemnification of Directors and Officers

Chapter 271B.8-500 to 580 of the Kentucky Revised Statutes provides that the Registrant may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the Registrant's Restated Articles of Incorporation (filed as Exhibit 3.06 to the Registrant's Form 10-Q for the quarter ended September 30, 1996 (file no. 1-10568)), which provisions are incorporated hereby by this reference. The Registrant's Articles of Incorporation also contain provisions limiting the liability of its directors in certain instances. The Registrant has an insurance policy covering its officers and directors against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number        Description

4.01          Copy of LG&E Energy Corp. Savings Plan

4.02          Copy of 401(k) Savings Plan for Employees of
              Louisville Gas and Electric Company who are
              Represented by Local 2100 of IBEW.

4.03 Copy of Restated Articles of Incorporation, as amended, [Filed as Exhibit 3.06 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (file no. 1-10568) and incorporated by reference herein.]

4.04          Copy of By-laws [Filed as Exhibit 3.03 to the
              Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (file no. 1-10568) and incorporated by reference herein.]

4.05 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 4.04 to Registration Statement No. 33-38557 and incorporated by reference herein.]

4.06 Copy of Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 2 to Amendment No.
              2 to Registrant's Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.07 Copy of Amendment No. 2 to Rights Agreement, dated as of May 20, 1997, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A/A dated May 20, 1997 and incorporated by reference herein].

23.01         Consent of Arthur Andersen LLP.

24.01         Power of attorney.

Item 9.  Undertakings

A.     INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.     SUBSEQUENT EXCHANGE ACT DOCUMENTS

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the plans' annual reports pursuant to
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.     OTHER

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That it (i) will submit or has submitted the plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and (ii) has made or will make all changes required by the IRS in order to qualify the plans.

                           SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on January 9, 1998.

LG&E ENERGY CORP.



By:/s/ Victor A. Staffieri
Victor A. Staffieri,
Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on January 9, 1998, by the following persons in the capacities indicated.

Signature                           Title

Roger W. Hale                       Chairman of the Board, Presi
                                    dent and Chief Executive
                                    Officer

Victor A. Staffieri                 Chief Financial Officer
                                    (Principal Financial Offi
                                    cer)

Dr. Donald C. Swain                 Director

Anne H. McNamara                    Director

William C. Ballard, Jr.             Director

Owsley Brown, II                    Director

J. David Grissom                    Director

Gene P. Gardner                     Director

T. Ballard Morton, Jr.              Director

S. Gordon Dabney                    Director

David B. Lewis                      Director

Jeffery T. Grade                    Director


January 9, 1998
By:/s/ John R. McCall
John R. McCall (Attorney-in-Fact)

/s/ S. Bradford Rives
S. Bradford Rives
Vice President - Finance and
Controller
(Principal Accounting Officer)
THE PLANS

Pursuant to the requirements of the Securities Act of 1933, all of the members of the Committee having the responsibility for administration of the LG&E Energy Corp. Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on January 9, 1998.

LG&E ENERGY CORP. SAVINGS PLAN



By:  /s/ Wendy C. Heck
Wendy C. Heck


By:  /s/ Charles A. Markel
Charles A. Markel


By:  /s/ S. Bradford Rives
S. Bradford Rives


By:  /s/ Stephen R. Wood
Stephen R. Wood
Pursuant to the requirements of the Securities Act of 1933, all of the members of the Committee having the responsibility for administration of the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company who are Represented by Local 2100 of IBEW have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on January 9, 1998.

401(K) SAVINGS PLAN FOR EMPLOYEES OF LOUISVILLE GAS AND ELECTRIC
COMPANY WHO ARE REPRESENTED BY LOCAL 2100 OF IBEW


By:  /s/ Wendy C. Heck
Wendy C. Heck


By:  /s/ Charles A. Markel
Charles A. Markel


By:  /s/ S. Bradford Rives
S. Bradford Rives


By:  /s/ Stephen R. Wood
Stephen R. Wood
                          EXHIBIT INDEX

Exhibit                                                 Method of
Number Description                                         Filing

4.01   Copy of LG&E Energy Corp. Savings Plan                  DT

4.02   Copy of 401(k) Savings Plan for Employees of
       Louisville Gas and Electric Company who are
       Represented by Local 2100 of IBEW                       DT

4.03   Copy of Restated Articles of Incorporation, as amended
       [Filed as an Exhibit 3.06 to the Company's Quarterly
       Report on Form 10-Q for the quarter ended September 30, 1996 (file no. 1-10568) and incorporated by reference herein.]

4.04   Copy of By-laws [Filed as Exhibit 3.03 to the
       Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 (file no. 1-10568) and incorporated by reference herein.]

4.05 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights
       Agent [Filed as Exhibit 4.04 to Registration Statement
       No. 33-38557 and incorporated by reference herein.]

4.06   Copy of Amendment No. 1 to Rights Agreement, dated
       June 7, 1995, in the form executed by LG&E Energy
       Corp. and Louisville Gas and Electric Company, as
       Rights Agent [Filed as Exhibit 2 to Amendment No. 2 to Registrant's Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.07 Copy of Amendment No. 2 to Rights Agreement, dated as of May 20, 1997, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A/A dated May 20, 1997 and incorporated by reference herein].


23.01  Consent of Arthur Andersen LLP.                         DT

24.01  Power of attorney.                                      DT